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EXHIBIT 16


May 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                BI Incorporated
                                ---------------

We have read Item 4 of BI Incorporated's Form 8-K dated May 10, 1999 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP